Exhibit 1.1

Methes Energies International Ltd.

FORM OF UNDERWRITING AGREEMENT

dated _____________, 2012

Paulson Investment Company, Inc.

Underwriting Agreement

_________, 2012

Paulson Investment Company, Inc.
811 SW Naito Parkway, Suite 300
Portland, Oregon 97204
Ladies and Gentlemen:

          Introductory. Methes Energies International Ltd., a Nevada corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 1,000,000 Units, each Unit consisting of (i) one share of the Company’s common stock, no par value (“Common Stock”), (ii) one Class A warrant, to purchase one share of Common Stock at an exercise price equal to 150% of the initial unit offering price (each a “Class A Warrant”), and (iii) one Class B warrant, to purchase one share of Common Stock at an exercise price equal to 200% of the initial unit offering price (each a “Class B Warrant”), and together with the Class A Warrants, the “Warrants”). The Warrants are to be issued under the terms of a Warrant Agreement (the “Warrant Agreement”) by and between the Company and Corporate Stock Transfer, as warrant agent (the “Warrant Agent”), substantially in the form most recently filed as an exhibit to the Registration Statement (hereinafter defined). The 1,000,000 Units to be sold by the Company are collectively called the “Firm Units.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 150,000 Units (the “Optional Units”), as provided in Section 2. The Firm Units and, if and to the extent such option is exercised, the Optional Units, are collectively called the “Units.” Paulson Investment Company, Inc. has agreed to act as representative for the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Units.

The Company confirms its agreement with each Underwriter as follows:

SECTION 1. Representations and Warranties of the Company.

The Company represents, warrants and covenants to each Underwriter as follows:

          (a) Filing of the Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. _____________), which contains a form of prospectus to be used in connection with the public offering and sale of the Units. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, and the documents incorporated by reference in the prospectus contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Units included in the Registration Statement at the effective date of the Registration Statement, is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Company’s preliminary prospectus included in the Registration Statement (each a “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Any reference herein to any preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference.

          (b) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. The Company has provided to the Representative and counsel to the Underwriters all comments from the Commission on the Registration Statement and all requests for additional or supplemental information from the Commission.

          Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Units other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 4(3) of the Securities Act, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at all subsequent times until the Underwriters have completed their distribution of the offering of the Units, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by any Underwriter directly or through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required.

          (c) Disclosure Package. The term “Disclosure Package” shall mean (i) the preliminary prospectus, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) the pricing terms set forth in Schedule C to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 9:00 a.m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter directly or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

          (d) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter directly or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

          (e) Offering Materials Furnished to Underwriters. The Company has delivered to the Representative five complete manually signed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested.

          (f) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of each Subsequent Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Units, any offering material in connection with the offering and sale of the Units other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative, and the Registration Statement.

          (g) The Underwriting Agreement. This Agreement has been duly authorized (to the extent applicable), executed and delivered by, and is a valid and binding agreement of, the

Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (h) Authorization of the Common Stock; Validity of Units, Warrants and Warrant Agreement.

(i) The Common Stock included in the Units to be purchased by the Underwriters from the Company (including units purchasable on exercise of the Underwriters’ overallotment option described in Section 2(c) and the Representative’s Warrants described in Section 2(h)) has been duly authorized and reserved for issuance and sale pursuant to this Agreement and, in the case of Common Stock issuable on exercise of the Representative’s Warrants, the terms thereof and, when so issued and delivered by the Company, will be validly issued, fully paid and nonassessable.

(ii) The Units to be purchased by the Underwriters from the Company have been duly and validly authorized by all required corporate actions and will, when issued and delivered by the Company pursuant to this Agreement, be validly executed and delivered by, and will be valid and binding agreements of, the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(iii) The Warrants included in the Units to be purchased by the Underwriters from the Company have been duly and validly authorized by all required corporate actions and will, when issued and delivered by the Company pursuant to this Agreement, be validly executed and delivered by, and will be valid and binding agreements of, the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(iv) The Representative’s Warrants have been duly and validly authorized by all required corporate actions and will, when issued and delivered by the Company pursuant to this Agreement, be validly executed and delivered by, and will be valid and binding agreements of, the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(v) The Common Stock issuable on exercise of the Warrants has been duly authorized and reserved for issuance and sale pursuant to their terms and, when issued and delivered by the Company pursuant to such warrants, will be validly issued, fully paid and nonassessable.

(vi) The Warrant Agreement has been duly and validly authorized by all required corporate actions of the Company and will, when executed and delivered (and assuming due and valid execution by the Warrant Agent) constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(vii) Each of the Warrants and the Representative’s Warrants will, when issued, possess rights, privileges, and characteristics as represented in the most recent form of Warrant Agreement or Representative’s Warrants, as the case may be, filed as an exhibit to the Registration Statement.

          (i) No Applicable Registration or Other Similar Rights. Except as fairly and accurately described in the Registration Statement, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

          (j) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries taken as a whole (any such change is called a “Material Adverse Change”); (ii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its capital stock.

          (k) Independent Accountants. MSCM LLP (the “Accountant”), who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Accounting Oversight Board.

          (l) Preparation of the Financial Statements. Each of the historical and pro-forma financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement, and included or incorporated by reference in the Disclosure Package and the Prospectus, presents fairly the information provided as of and at the dates and for the periods indicated. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. Each item of historical or pro-forma financial data relating to the operations, assets or liabilities of the Company or any of its subsidiaries set forth in summary form in each of the preliminary prospectus and the Prospectus fairly presents such information on a basis consistent with that of the complete financial statements contained in the Registration Statement.

          (m) Incorporation and Good Standing; Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (n) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the each of the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and Prospectus, as the case may be). The Common Stock conforms, and, when issued and delivered as provided in this Agreement, the Units, the Warrants and the Representative’s Warrants will comply in all material respects to the description thereof contained in the each of the Disclosure Package and Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in each of the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (o) Quotation. The Units, Common Stock, and Warrants have been approved for quotation on the on the Nasdaq Capital Market under the symbols “__________,” “_________” “______________” and “____________,” respectively. The Company has taken no action designed to, or likely to have the effect of, terminating the quotation of its Units, Common Stock, or Warrants on the Nasdaq Capital Market, nor has the Company received any notification that the Nasdaq Capital Market is contemplating terminating such quotation.

          (p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company or any of its subsidiaries is in violation of its charter or bylaws or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, such agreements and contracts filed as exhibits to the Registration Statement or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”)), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or bylaws of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus, except the registration or qualification of the Units, Common Stock and Warrants under the Securities Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (the “FINRA”).

          (q) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director (in such capacities) of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or any of its subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent except for such disputes as would not, individually or in the aggregate, result in a Material Adverse Change.

          (r) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company or any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. Neither the Company nor any of its subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Disclosure Package and the Prospectus and are not described in all material respects. None of the technology employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company’s knowledge, any of the officers, directors or employees of the Company or its subsidiaries or otherwise in violation of the rights of any persons. To the Company’s knowledge, there are no third parties who have or will be able to establish rights to any material Intellectual Property Rights, except for nonexclusive rights licensed by the Company or any of its subsidiaries to third parties in the ordinary course of business and the retained rights of the owners of the Intellectual Property Rights that are licensed to the Company or its subsidiaries.

          (s) All Necessary Permits, etc. Except as otherwise disclosed in the Disclosure Package and the Prospectus or except as would not result in a Material Adverse Change, the Company and its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

          (t) Title to Properties. The Company and its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(l) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or any of its subsidiaries. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or its subsidiaries.

          (u) Tax Law Compliance. Each of the Company and its subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. Each of the Company and its subsidiaries has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which its tax liability has not been finally determined.

          (v) Company Not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Units and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the preliminary prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

          (w) Insurance. The Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as the Company reasonably believes are adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, flood and earthquakes. The Company reasonably believes that it and its subsidiaries will be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has been denied any insurance coverage sought or applied for.

          (x) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Units, Common Stock or Warrants or the underlying securities. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Units on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act.

          (y) Related Party Transactions. There are no business relationships or related-party transactions involving the Company, any of its subsidiaries or any other person required to be described in the preliminary prospectus or the Prospectus that have not been described as required.

          (z) Disclosure Controls and Procedures. Each of the Company and its subsidiaries has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) will be evaluated for effectiveness as of the end of each fiscal quarter and fiscal year of the Company and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company or any of its subsidiaries.

          (aa) Company’s Accounting System. The Company and each of its subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (bb) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any director, officer, employee , agent or affiliate of the Company or any of its subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Disclosure Package and the Prospectus or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

          (cc) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or any of its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability

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for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

          (dd) Employee Benefit Plans. The Company and any employee benefit plans established or maintained by the Company or any of its subsidiaries are in compliance in all material respects with all applicable laws and regulations.

          (ee) Compliance with Sarbanes-Oxley Act of 2002. The Company and, to the best of its knowledge, its officers and directors are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective and are actively taking steps to ensure that they will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions, including Section 402 related to loans and Sections 302 and 906 related to certifications.

          (ff) Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

          (gg) Compliance with Sanctions. None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); the Company will not, directly or indirectly, (i) use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, at the time of such funding, is subject to any Sanctions; or fund or facilitate any activities or business of or with any person or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; and the Company represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

          (hh) Material Understandings, Generally. Except as fairly described in the Prospectus and the Disclosure Package, neither the Company nor any of its subsidiaries has made a determination to take any action or is a party to any understanding, whether or not legally binding, with any other person with respect to the taking of any action that, if known to prospective purchasers of the Units, would be likely to affect their assessment of the value or prospects of the Company or their decision to invest in the Units.

          (ii) Integration. Except as described in the Prospectus and the Disclosure Package, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

          Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

          The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

          SECTION 2. Purchase, Sale and Delivery of the Units.

          (a) The Firm Units. Upon the terms herein set forth, the Company agrees to issue and sell the Firm Units to the several Underwriters. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase the Firm Units from the Company. The purchase price per Firm Unit to be paid by the several Underwriters to the Company shall be $___ per Unit.

          (b) The First Closing Date. Delivery of the Firm Units to be purchased by the Underwriters and payment therefor shall be made at 7:30 a.m. (Pacific time) on          , 2012 or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or Disclosure Package or a delay as contemplated by the provisions of Section 10.

          (c) The Optional Units; Each Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an aggregate of 150,000 Optional Units from the Company at the purchase price per Unit to be paid by the Underwriters for the Firm Units. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representative to the Company which notice may be given at any time within 45 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Units as to which the Underwriters are exercising the option, (ii) the names and denominations in which the Optional Units are to be registered and (iii) the time, date and place at which such Optional Units will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of the Firm Units and the Optional Units). Each time and date of delivery, if subsequent to the First Closing Date, is called the “Subsequent Closing Date” and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise.

          (d) Public Offering of the Units. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, the Units as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

          (e) Payment for the Units. Payment for the Units to be sold by the Company shall be made at the First Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company. It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Units and any Optional Units the Underwriters have agreed to purchase. The Representative, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

          (f) Delivery of the Units. Delivery of the Firm Units and the Optional Units shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          (g) Delivery of Prospectus to the Underwriters. Not later than 10:00 p.m. (Eastern time) on the second business day following the date the Units are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.

          (h) Representative’s Warrants. In addition to the sums payable to the Representative as provided elsewhere herein, the Company will issue to the Representative. or to such other Underwriters as the Representative may direct, as additional compensation for its services, Representative’s Warrants for the purchase of up to 100,000 Units at an exercise price equal to 120% of the initial unit offering price, upon the terms and subject to adjustment and conversion as described in the form of Representative’s Warrants filed as an exhibit to the Registration Statement.

          SECTION 3. Covenants of the Company.

          The Company covenants and agrees with each Underwriter as follows:

          (a) Representative’s Review of Proposed Amendments and Supplements. During the period beginning at the Initial Sale Time and ending on the later of the First Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Representative and to counsel for the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably object.

          (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

          (c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

          (d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representative of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Representative during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Sections 3(a) and 3(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

          (e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, (i) unless it obtains the prior written consent of the Representative and (ii) is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), it will not make, any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus” and shall be included in Schedule B hereto. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164, 405 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

          (f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representative, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectus, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Representative may reasonably request.

          (g) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Units, Common Stock and Warrants for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Units, Common Stock and Warrants. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Units, Common Stock and/or Warrants for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

          (h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Units sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

          (i) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Units, Common Stock and Warrants.

          (j) Earnings Statement. As soon as practicable and in any event no later than 15 months after the effective date of the Registration Statement, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

          (k) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Units as may be required under Rule 463 under the Securities Act.

          (l) Company to Provide Interim Financial Statements. Prior to the First Closing Date and, if applicable, each Subsequent Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

          (m) Quotation. The Company will use its best efforts to maintain the listing of the Units, Common Stock and the Warrants on the Nasdaq Capital Market.

          (n) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of the Representative (which consent may be withheld at the Representative’s sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act (except as contemplated by the Prospectus) in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Units); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or shares of Common Stock upon exercise of options, in each case, pursuant to any stock option, stock bonus or other stock plan, arrangement or contractual obligation described in the Prospectus.

          (o) Right of First Refusal. For a period of 36 months from the effective date of the Registration Statement, the Company grants the Representative the right of first refusal to act as lead underwriter for any and all future public and private equity and debt offerings of the Company, or any successor to or subsidiary of the Company, excluding ordinary course of business financings such as bank lines of credit, accounts receivable and factoring. The Representative shall have thirty (30) days from receipt of written notice with regard to any such offering to exercise its right of first refusal with respect thereto.

          (p) Future Reports to the Representative. During the period of five years hereafter, the Company will furnish, if not otherwise available on EDGAR, to the Representative at 811 SW Naito Parkway, Portland, Oregon 97204, Attention: Syndicate Department: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

          (q) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Units in such a manner as would require the Company to register as an investment company under the Investment Company Act.

          (r) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

          (s) Existing Lock-Up Agreements. Except as described in the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

          SECTION 4. Payment of Expenses.

          (a) The Representative shall be entitled to reimbursement from the Company, for itself alone and not as Representative of the Underwriters, to a non-accountable expense allowance equal to 3% of the aggregate initial public offering price of the Firm Units. The Representative shall be entitled to withhold this allowance on the Closing Date related to the purchase of the Firm Units.

          (b) In addition to the payment described in Paragraph (a) of this Section 4, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Units (including all printing and engraving costs, if any), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock and the warrant agent, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Units to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Units for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to the FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Units, and (viii) all other fees, costs and expenses referred to in Item 25 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8, Section 9 and Section 11 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

          SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Units as provided herein on the First Closing Date and, with respect to the Optional Units, each Subsequent Closing Date, shall be subject to (1) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date and each Subsequent Closing Date as though then made; (2) the timely performance by the Company of its covenants and other obligations hereunder; and (3) each of the following additional conditions:

          (a) Accountant’s Comfort Letter. On the date hereof, the Representative shall have received from the Accountant, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters with respect to the audited and unaudited financial statements and certain financial information contained in the

Registration Statement and the Prospectus (and the Representative shall have received an additional four conformed copies of such accountant’s letter for the several Underwriters).

          (b) Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Units, any Subsequent Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

          (c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Units, each Subsequent Closing Date, in the judgment of the Representative there shall not have occurred any Material Adverse Change.

          (d) Opinions of Counsel for the Company. On each of the First Closing Date and each Subsequent Closing Date, the Representative shall have received the opinion of ___________, Nevada counsel for the Company, __________, Ontario counsel for the Company, and Morse, Zelnick, Rose & Lander LLP, New York counsel for the Company, each dated as of the First Closing Date or the Subsequent Closing Date, as applicable, substantially in the forms attached as Exhibit A-1, A-2 and A-3, respectively (and the Representative shall have received an additional four conformed copies of such counsels’ legal opinion for the several Underwriters).

          (e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Subsequent Closing Date the Underwriters shall have received the opinion of Tonkon Torp LLP, counsel for the Underwriters, dated as of the First Closing Date or the Subsequent Closing Date, as applicable, in a form satisfactory to the Representative (and the Representative shall have received an additional four conformed copies of such counsel’s legal opinion for the several Underwriters).

          (f) Officers’ Certificate. On each of the First Closing Date and each Subsequent Closing Date the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

          (g) Bring-down Comfort Letter. On each of the First Closing Date and each Subsequent Closing Date, the Representative shall have received from the Accountant, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Subsequent Closing Date, as the case may be (and the Representative shall have received an additional four conformed copies of such accountant’s letter for the several Underwriters).

          (h) Lock-Up Agreement. On or prior to the date hereof, the Company shall have furnished to the Representative (a) an agreement in the form of Exhibit B hereto from each of the Company’s officers, directors and security holders holding 5% or more of the Common Stock, and such agreement shall be in full force and effect on each of the First Closing Date and each Subsequent Closing Date; and (b) a copy of the form of letter sent to each of the Company’s security holders holding less than 5% the Common Stock advising such security holders of transfer restrictions placed on their shares of Common Stock.

          (i) Additional Documents. On or before each of the First Closing Date and each Subsequent Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Units as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

          If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Units, at any time prior to each Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

          SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or Section 11, or by the Company pursuant to Section 7, or if the sale to the Underwriters of the Units on the First Closing Date or Subsequent

Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters for such Underwriters as have terminated this Agreement with regard to themselves, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Units, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges; provided, however, that the Company shall only reimburse the Representative (and not any of the other Underwriters) for fees and disbursements of counsel.

          SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act; provided that Sections 4, 6, 8 and 9 shall at all times be effective.

          Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that (in the case where the Company has terminated this Agreement pursuant to this Section 7 and as provided in Section 11) the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof, or (b) any Underwriter to the Company except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

          SECTION 8. Indemnification.

          (a) Indemnification of the Underwriters.

          (1) The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B and Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) upon any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter directly or through the Representative expressly for use in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus, any road show or the Prospectus (or any amendment or supplement thereto). The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Disclosure Package any Issuer Free Writing Prospectus, any preliminary prospectus, any road show or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph and in the section entitled “Stabilization” under the caption “Underwriting” in the preliminary prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(a)(1) shall be in addition to any liabilities that the Company may otherwise have.

          (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, any road show or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer, or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, any road show or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph and in the section entitled “Stabilization” under the caption “Underwriting” in the preliminary prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

          (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representative in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying parties on the one hand, and the indemnified parties, on the other hand, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties, on the one hand, and the indemnified parties, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the indemnifying parties, on the one hand, and the indemnified parties, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the indemnifying parties, and the total underwriting discount received by the indemnified parties, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Units as set forth on such cover. The relative fault of the indemnifying parties, on the one hand, and the indemnified parties, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by indemnifying parties, on the one hand, or the indemnified parties, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

          Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of any Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

          SECTION 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or each Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Units that it or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Units set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or each Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units and the aggregate number of Units with respect to which such default occurs exceeds 10% of the aggregate number of Units to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Units are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or each Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

          As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          SECTION 11. Termination of this Agreement. Prior to the First Closing Date and, with respect to Optional Units, each Subsequent Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Capital Market; (ii) a general banking moratorium shall have been declared by any of federal, New York, Oregon or Nevada authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the judgment of the Representative is material and adverse and makes it impracticable to market the Units in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change (regardless of whether any loss associated with such Material Adverse Change shall have been insured). Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

          SECTION 12. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Units pursuant to this Agreement, including the determination of the public offering price of the Units and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has an obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.

          SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Units sold hereunder and any termination of this Agreement.

          SECTION 14. Notices. All communications hereunder shall be in writing and shall be sent by air courier, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Paulson Investment Company, Inc.
811 SW Naito Parkway, Suite 200
Portland, OR 97204
Facsimile: (503) 243-6095
Attention: Syndicate Department

with a copy to:

Tonkon Torp LLP
1600 Pioneer Tower
888 SW Fifth Avenue
Portland, Oregon 97204
Facsimile: (503) 972-3718
Attention: Thomas P. Palmer

If to the Company:
___________
___________
___________
___________

with a copy to:
___________
___________
___________
___________

          Any party hereto may change the address for receipt of communications by giving written notice to the others.

          SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters, pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Units as such from any of the Underwriters merely by reason of such purchase.

          SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

          SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

          SECTION 18. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

          SECTION 19. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in Portland, Oregon or the courts of the State of Oregon in each case located in Portland, Oregon (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION 20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

          Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, any person controlling any Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Units and payment for them hereunder and (iii) termination of this Agreement.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Units from any of the several Underwriters merely because of such purchase.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

[____________________________________]

By:

Name:
Title:

          The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

PAULSON INVESTMENT COMPANY, INC.
Acting as the Representative of the Several
Underwriters named in the attached Schedule A.

By:

Name:
Title:

SCHEDULE A

Underwriters	Number of Firm Units to be Purchased

Paulson Investment Company, Inc.

Total

SCH. A-1

SCHEDULE B

Issuer Free Writing Prospectus

SCH. B-1

Schedule C

Pricing Terms

Price per Unit to public: $____

Underwriting discount and commissions per Unit: $____

Offering proceeds to the Company, before expenses: $____

Closing Date:          , 2012

SCH. C-1

EXHIBIT A-1

Opinion of counsel for the Company
to be delivered pursuant to Section 5(d) of the Underwriting Agreement.

          References to the Prospectus in this Exhibit A-1 include any supplements thereto at the First Closing Date and, if applicable, each Subsequent Closing Date. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada.

          (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

          (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

          (iv) Methes Energies USA Ltd. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Nevada, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued shares of capital stock of Methes Energies USA Ltd. have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (v) All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and, to the best of such counsel’s knowledge, have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Common Stock complies with all applicable requirements of the charter and bylaws of the Company and the Nevada Business Corporation Act of the State of Nevada.

          (vi) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or bylaws of the Company or the Nevada Business Corporation Act of the State of Nevada or (ii) to the best knowledge of such counsel, otherwise.

          (vii) The Common Stock included in the Units to be purchased by the Underwriters from the Company (including units purchasable on exercise of the Underwriters’ overallotment option and the Representative’s Warrants) has been duly authorized and reserved for issuance and sale pursuant to this Agreement and, in the case of Common Stock issuable on exercise of

EX. A-1

the Representative’s Warrants, the terms thereof and, when so issued and delivered by the Company, will be validly issued, fully paid and nonassessable. The Warrants included in the Units to be purchased by the Underwriters from the Company have been duly and validly authorized by all required corporate actions and will, when issued and delivered by the Company pursuant to this Agreement, be validly executed and delivered by, and will be valid and binding agreements of, the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Representative’s Warrants have been duly and validly authorized by all required corporate actions and will, when issued and delivered by the Company pursuant to this Agreement, be validly executed and delivered by, and will be valid and binding agreements of, the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Common Stock issuable on exercise of the Warrants has been duly authorized and reserved for issuance and sale pursuant to the terms of the Warrants and, when issued and delivered by the Company pursuant to the Warrants, will be validly issued, fully paid and nonassessable.

          (viii) The Warrant Agreement has been duly authorized by the Company. When duly executed, authenticated, issued and delivered as contemplated in the Registration Statement and the Warrant Agreement, the Warrant Agreement will constitute the legally binding agreement of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (ix) The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or bylaws of the Company; and (iii) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company.

EX. A-2

EXHIBIT A-2

Opinion of counsel for the Company
to be delivered pursuant to Section 5(d) of the Underwriting Agreement.

          References to the Prospectus in this Exhibit A-2 include any supplements thereto at the First Closing Date and, if applicable, each Subsequent Closing Date. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

          Methes Energies Canada Inc. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Province of Ontario, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued shares of capital stock of each subsidiary of Methes Energies Canada Inc. have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

EX. A-1

EXHIBIT A-3

Opinion of counsel for the Company
to be delivered pursuant to Section 5(d) of the Underwriting Agreement.

          References to the Prospectus in this Exhibit A include any supplements thereto at the First Closing Date and, if applicable, each Subsequent Closing Date. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

          (i) The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conforms to the descriptions thereof set forth in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (ii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          (iii) The Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Disclosure Package and the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

          (iv) The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, and each document deemed to be part of the Disclosure Package, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Securities Act.

          (v) The Units, the Common Stock and the Warrants have been approved for quotation on the Nasdaq Capital Market.

          (vi) The statements (i) in each of the Disclosure Package and the Prospectus under the captions “Related Party Transactions,” “Description of Securities” and “Shares Eligible for Future Sale,” (ii) under the caption “Indemnification of Officers and Directors” in Item 14 of the Registration Statement, (iii) under the caption “Recent Sales of Unregistered Securities” in Item 15 of the Registration Statement, insofar as such statements constitute matters of law, legal conclusions or summaries of legal matters or documents or the Company’s charter or by-law provisions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

EX. A-1

          (vii) To the best knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement or the Disclosure Package, other than those disclosed therein.

          (viii) To the best knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

          (ix) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company’s execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, the applicable laws of any foreign jurisdiction, applicable state securities or blue sky laws and from the FINRA.

          (x) The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) (i) will not constitute a breach of, or Default under any Existing Instrument; (ii) will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any Existing Instrument filed as an exhibit to the Registration Statement or, to the best knowledge of such counsel, any other material Existing Instrument; and (iii) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company.

          (xi) The Company is not, and after receipt of payment for the Units and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Prospectus and in the Disclosure Package will not be, an “investment company” within the meaning of Investment Company Act.

          (xii) To the best knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

          (xiii) To the best knowledge of such counsel, neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or any law, administrative regulation or administrative or court decree applicable to it or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company and its subsidiaries, representatives of the independent public or certified public accountants for the Company and with representatives of

EX. A-2

the Underwriter at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, including the documents incorporated by reference therein (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which has caused them to believe that (i) either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus, as of its date or at the First Closing Date or each Subsequent Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the items specified in Schedule I, consisting of those included in the Disclosure Package, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial data derived therefrom, included or incorporated by reference in the Registration Statement or the Prospectus or any amendments or supplements thereto).

EX. A-3

Exhibit B

Form of Lock-Up Agreement

EX.B-1

LOCK-UP AGREEMENT

___________, 2012

PAULSON INVESTMENT COMPANY, INC.
As Representative of the several
Underwriters named in Schedule I to
the Underwriting Agreement referred to below
811 SW Naito Parkway, Suite 300
Portland, Oregon 97204

Re:	METHES ENERGIES INTERNATIONAL LTD. – INITIAL PUBLIC OFFERING

Ladies and Gentlemen:

          The undersigned understands that Paulson Investment Company, Inc., as representative of the several Underwriters (the “Representative”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Methes Energies International Ltd., a Nevada corporation (the “Company”), providing for the initial public offering (the “Public Offering”) by the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”) of Units (“Units”), each Unit consisting of (i) one share of the Company’s common stock, no par value (“Common Stock”), (ii) one Class A warrant and (iii) one Class B warrant, all as more fully described in the prospectus which is part of the Company’s Registration Statement on Form S-1 (File No.          ), as amended from time to time (the “Registration Statement”).

          In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Units, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, for a period commencing on the effective date of the Registration Statement (the “Effective Date”) and ending on the one-year anniversary of the Effective Date (such period referred to as the “Lock-Up Period”): (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities of the Company that are substantially similar to the Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including, but not limited to, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant); or (2) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities of the Company which are substantially similar to the Common Stock, including, but not limited to, any security convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition,

EX.B-2

the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any substantially similar securities of the Company, including but not limited to, any security convertible into or exercisable or exchangeable for Common Stock.

          The undersigned represents and warrants that it is not a party to any agreement or understanding that would cause a breach of this Lock-Up Agreement if it were entered into during the period in which the restrictions set forth herein are effective.

          In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

          The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

EX.B-3

THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Very truly yours,

By:		[1]

Name:
Title:

Accepted as of the date first set forth above:

Paulson Investment Company, Inc.

Acting severally on behalf of itself and
the several Underwriters to be named in
Schedule I to the Underwriting Agreement

By:

Name:
Title:

[1]	If the undersigned is not a natural person, this signature block should be completed by a duly authorized signatory of the undersigned.

EX.B-4